                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 18, 2004, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003:


         Form S-3:  Registration No. 333-20929; Registration No. 333-35097;
                    Registration No. 333-29185; Registration No. 333-70394; Registration No. 333-20927; Registration No. 333-27311; Registration No. 333-35101; Registration No. 333-106504; Registration No. 333-85540;

         Form S-4:  Registration No. 333-57416; Registration No. 333-63202;
                    Registration No. 333-101788; Registration No. 333-72982; Registration No. 333-85566; Registration No. 333-85568;

         Form S-8:  Registration No. 33-58971;  Registration No. 33-58969;
                    Registration No. 33-56521; Registration No. 33-58671; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-48945; Registration No. 333-90265; Registration No. 333-76929; Registration No. 333-66474; Registration No. 333-85542; Registration No. 333-03957; Registration No. 333-51994; Registration No. 333-85546; Registration No. 333-61597


                                                Ernst & Young LLP



Tulsa, Oklahoma
March 9, 2004